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                TTR TECHNOLOGIES ANNOUNCES THE RESIGNATION OF THE
                 COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

     NEW YORK--October 10, 2003-- TTR Technologies, Inc. (OTC: TTRE.OB) announced today that Mr. Danny Stein, President, Chief Executive Officer and a Director, has resigned from all positions held with the Company.

     Mr. Marvin Feigenbaum, a director of the Company, has been appointed as interim acting Chief Executive Officer pending the decision of the Company's Board as to the Company's future strategic direction or the appointment of a full-time Chief Executive Officer. Concurrent with his new appointment, Mr. Feigenbaum will continue to carry on his present duties in the management of other businesses.



FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

CONTACT:

Stern & Co.
Truc Nguyen, 212/888-0044
tnguyen@sternco.com
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or
TTR Technologies, Inc.
Samuel Brill, 914/921-4004
samb@ttrtech.com
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